UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2005

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12333 (Commission File Number)	86-0385884 (IRS Employer Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA (Address of Principal Executive Offices)	92130 (Zip Code)

(858) 314-7000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
      (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
      (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

2005 Director Stock Option Plan:

On May 11, 2005, Iomega Corporation (“Iomega”) stockholders approved the 2005 Director Stock Option Plan (the “2005 Plan”). The principal provisions of the 2005 Plan are summarized below:

Eligibility. Only Directors who are not employees of Iomega or any of its subsidiaries are eligible to receive options under the 2005 Plan.

Number of Shares. A total of up to 500,000 shares of Common Stock may be issued under the 2005 Plan (subject to adjustment upon the occurrence of certain events such as stock splits). Any shares subject to options which terminate or expire unexercised are available for future grants under the 2005 Plan.

Initial and Annual Option Grants. The 2005 Plan provides for two types of option grants: initial options and annual options.

Each non-employee Director who is first elected to the Board of Directors will be automatically granted (i) an initial option to purchase 20,000 shares of Common Stock on the date of such election and (ii) an annual option to purchase 5,000 shares of Common Stock on the date of each annual meeting of stockholders beginning at the 2006 Annual Meeting, provided such optionee has been a Director for the preceding six months. An initial equity adjustment grant of 10,000 options was automatically awarded on May 11, 2005 to individuals who served as a Director immediately prior to and immediately following the 2005 Annual Meeting. This initial equity adjustment grant of options to purchase 10,000 shares was in lieu of an option to purchase 5,000 shares during 2005.

Exercise Price. The original exercise price for all options granted under the 2005 Plan is the average of the high and low price of the Common Stock on the date of grant.

Vesting. Each option becomes exercisable (or “vests”) on a cumulative basis in four equal annual installments beginning on the first anniversary of the date of grant, provided the optionee continues to serve as a Director on such dates, except as otherwise provided in the case of death or disability or a change of control of Iomega. Options granted under the 2005 Plan will have a maximum term of ten years.

Effect of Termination of Service as Director. In general, after termination of his or her service as a Director, each optionee is entitled, for a period of 90 days, to exercise his or her options to purchase the number of shares of Common Stock which were vested at the time of termination. This exercise period is extended from 90 days to two years if termination is by reason of death, disability or the optionee’s resignation or decision not to stand for re-election at age 55 or older following five years of consecutive service as a Director. In addition, if a Director’s service is terminated by reason of death or disability, all unvested options will immediately become exercisable in full.

Effect of a Change of Control. In the event of a change of control of Iomega as more specifically described in the Plan document, one-half of the outstanding options granted under the 2005 Plan which are not, by their terms, then exercisable, will become immediately exercisable.

Director Compensation:

On May 11, 2005, Iomega’s Board of Directors revised its schedule of fees for retainers, Board meetings and Committee meetings as set out below. This change in compensation is effective beginning July 1, 2005:

                                                                                                   Fees Effective
                                                                                                      7/1/2005
                                                                                                   --------------
Annual Retainer:
   Chairman of the Board.......................................................................       $ 75,000
   Other Non-Employee Directors................................................................         30,000

Committee Fees:
   Chairman of the Audit Committee.............................................................         40,000
   Chairman of the Compensation Committee......................................................         20,000
   Chairman of the Ethics and Compliance Committee.............................................         10,000
   Members of the Audit Committee..............................................................         15,000
   Members of the Compensation Committee.......................................................         10,000
   Other Members of a Standing Committee (other than the
      Nominating and Governance Committee).....................................................          5,000

Meeting Fees:
   Board Meeting...............................................................................          2,000
   Committee Meeting (not paid if meeting fees exceed $3,500 for same two-day period)..........          1,500
   Per Board or Committee Meeting by Teleconference............................................            500

There are no committee or meeting fees with respect to the Nominating and Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 17, 2005	IOMEGA CORPORATION (Registrant) By: /s/ Thomas D. Kampfer Thomas D. Kampfer Executive Vice President, Business Solutions, General Counsel and Secretary